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                                                                   EXHIBIT 24.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-2 No. 333-           ) and related Prospectus of
OptimumCare Corporation for the registration of 84,193 shares of its common stock and to the incorporation by reference therein of our report dated March 18, 1996, except for Note 8 and Note 10, as to which the date is January 16, 1997, with respect to the consolidated financial statements and schedule of OptimumCare Corporation included in its Annual Report, as amended, (Form 10-K/A) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


Orange County, California
January 30, 1997